                                                                Exhibit No. (11)

                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

                 Statement - computation of per share earnings

                Statement of Computations of Earnings per Share

                                                     For the Three Months
                                                        Ended March 31
                                           ---------------------------------------

                                                 1997                   1996
                                           ---------------        ----------------
Net Earnings                                  $3,195,000             $ 3,056,000
                                              ==========             ===========

Average common shares outstanding             15,040,000             15,040,000*
                                              ==========             ===========

Earnings per share of common stock            $      .21             $      .20*
                                              ==========             ===========


         *Adjusted for a 2 for 1 stock split-up effective May 22, 1996.